Exhibit 10.1

INVITAE CORPORATION

2015 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

You have been granted the following Restricted Stock Units representing Common Stock of Invitae Corporation (the “Company”) under the Company’s 2015 Stock Incentive Plan (the “Plan”).

Name of Participant:	[Name]

Total Number of Restricted Stock Units Granted:	[Total Number of Shares]

Grant Date:	[Date of Grant]

Vesting Commencement Date:	[Vesting Commencement Date]

Vesting Schedule:

[Subject to the terms of the Restricted Stock Agreement, one-third (33 1/3%) of the Restricted Stock Units subject to this Award vest on each of the first three (3) anniversaries of the Vesting Commencement Date, provided that you have remained in continuous Service with the Company (or a Subsidiary or Affiliate) as of such anniversary.] [Sample language — actual vesting to be established on a grant-by-grant basis by the Committee.]

By your signature and the signature of the Company’s representative below, you and the Company agree that this Restricted Stock Unit Award is granted under and governed by the term and conditions of the Plan and the attached Restricted Stock Unit Agreement (the “Agreement”), both of which are made a part of this document.

By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a website, it will notify you by e-mail.

[NAME OF PARTICIPANT]	INVITAE CORPORATION

By:
Participant’s Signature
Title:
Participant’s Printed Name

INVITAE CORPORATION

NOTICE OF RESTRICTED STOCK UNIT AWARD

1

INVITAE CORPORATION

2015 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

The Plan and Other Agreements

The Restricted Stock Unit Award you are receiving is granted pursuant and subject in all respects to the applicable provisions of the Invitae Corporation 2015 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.

The attached Notice, this Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

Payment for Restricted Stock Units	No cash payment is required for the Restricted Stock Units you receive. You are receiving the Restricted Stock Units in consideration for Services rendered by you.

Vesting

The Restricted Stock Units that you are receiving will vest in one or more installments as shown in the Notice of Restricted Stock Unit Award.

No additional Restricted Stock Units will vest after your Service as an Employee or a Consultant has terminated for any reason.

Forfeiture

If your Service terminates for any reason, then your Award expires immediately as to the number of Restricted Stock Units that have not vested before the termination date and do not vest as a result of termination.

This means that the unvested Restricted Stock Units will immediately be cancelled. You receive no payment for Restricted Stock Units that are forfeited.

The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

INVITAE CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

Leaves of Absence

For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Restricted Stock Unit Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Restricted Stock Unit Award may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Nature of Restricted Stock Units

Your Restricted Stock Units are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares on a future date. As a holder of Restricted Stock Units, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends

Your Restricted Stock Units carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your Restricted Stock Units are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.

Restricted Stock Units Nontransferable

You may not sell, transfer, assign, pledge or otherwise dispose of any Restricted Stock Units. For instance, you may not use your Restricted Stock Units as security for a loan. If you attempt to do any of these things, your Restricted Stock Units will immediately become invalid.

Settlement of Restricted Stock Units

Each of your vested Restricted Stock Units will be settled when it vests; provided, however, that settlement of each Restricted Stock Unit will be deferred to the first permissible trading day for the Shares, if later than the applicable vesting date, but in no event later than December 31 of the calendar year in which the applicable vesting date occurs.

For purposes of this Agreement, “permissible trading day” means a day that satisfies all of the following requirements: (a) the exchange on which the Shares are traded is open for trading on that day; (b)

INVITAE CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

you are permitted to sell Shares on that day without incurring liability under section 16(b) of the Exchange Act, (c) either (i) you are not in possession of material non-public information that would make it illegal for you to sell Shares on that day under Rule 10b-5 under the Exchange Act or (ii) Rule 10b5-1 under the Exchange Act would apply to the sale; (d) you are permitted to sell Shares on that day under such written insider trading policy as may have been adopted by the Company; and (e) you are not prohibited from selling Shares on that day by a written agreement between you and the Company or a third party.

At the time of settlement, you will receive one Share for each vested Restricted Stock Unit; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares not violate any law or regulation.

Withholding Taxes and Stock Withholding

Regardless of any action the Company and/or the Subsidiary or Affiliate employing you (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items.

Prior to the settlement of your Restricted Stock Units, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your Restricted Stock Units are settled, provided that the Company only

INVITAE CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Company. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and your rights to the Shares shall be forfeited if you do not comply with such obligations on or before December 31 of the calendar year in which the applicable vesting date for the Restricted Stock Units occurs.

Restrictions on Resale

You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights

Neither your Award nor this Agreement gives you the right to be employed or retained by the Company or any Subsidiary or Affiliate of the Company in any capacity. The Company and its Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause.

Adjustments

The number of Restricted Stock Units covered by this Award shall be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Company Shares, and in other circumstances, as set forth in the Plan. The forfeiture provisions and restrictions described above will apply to all new, substitute or additional Restricted Stock Units or securities to which you are entitled by reason of this Award

Successors and Assigns

Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice	Any notice required or permitted under this Agreement shall be

INVITAE CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Section 409A of the Code

To the extent this Agreement is subject to and not exempt from Section 409A of the Code, this Agreement is intended to comply with Section 409A and the regulations promulgated thereunder, and its provisions shall be interpreted in a manner consistent with such intent. You acknowledge and agree that changes may be made to this Agreement to avoid adverse tax consequences to you under Section 409A.

Applicable Law and Choice of Venue

This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions). For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Miscellaneous

You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and the Employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of your Award does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when awards will be granted, the number of Shares subject to the awards, and the vesting schedule, will be at the sole discretion of the Company.

The value of this Award shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as

INVITAE CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

may explicitly be provided otherwise in the Plan or this Agreement.

You hereby authorize and direct the Employer to disclose to the Company or any Subsidiary or Affiliate any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as the Employer deems necessary or appropriate to facilitate the administration of the Plan.

You consent to the collection, use and transfer of your personal data as described in this subsection. You understand and acknowledge that the Company, the Employer and the Company’s other Subsidiaries and Affiliates hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number of other government identification number, salary, nationality, job title, any Shares or directorships held in the Company and details of all awards or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company, its Subsidiaries and/or its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere, and that the laws of a recipient’s country of operation (e.g., the United States) may not have equivalent privacy protections as local laws where you reside or work. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data, make inquiries about the treatment of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing.

BY SIGNING THE ATTACHED NOTICE, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

INVITAE CORPORATION

RESTRICTED STOCK UNIT AGREEMENT